Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

IGI Laboratories, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IGI Laboratories, Inc. and Subsidiaries of our report dated March 31, 2009, appearing in the 2008 Annual Report on Form 10-K of IGI Laboratories, Inc. and Subsidiaries.

/s/ Amper, Politziner & Mattia, LLP

Edison, New Jersey

June 30, 2009